UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2020

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36710	46-5223743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Dairy Ashford, Houston, Texas 77079

(Address of principal executive offices and zip code)

(832) 337-2034

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	SHLX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On December 15, 2020, the sole member of Shell Midstream Partners GP LLC, the general partner (the “General Partner”) of Shell Midstream Partners, L.P. (the “Partnership”), appointed David A. Connolly as a member of the Board of Directors of the General Partner (the “Board”), effective December 15, 2020.

Mr. Connolly will be fully indemnified by the Partnership for actions associated with being a director to the fullest extent permitted under Delaware law pursuant to its partnership agreement.

Mr. Connolly is a senior finance executive with more than 20 years’ experience in the energy, resources and manufacturing businesses, working in Australia, the United Kingdom and the United States. He has experience across a broad range of businesses and a track record of accomplishment in complex transactions, mergers and acquisitions, contract management and international arbitration. Since July 2019, Mr. Connolly has served as Vice President Finance of Shell Energy North America’s gas and power trading business based in Houston. Prior to that role, Mr. Connolly was Finance Director for Shell Australia’s East operating businesses from 2016 to 2019 following Royal Dutch Shell plc’s acquisition of BG Group plc (“BG Group”). Before that, Mr. Connolly was the Chief Financial Officer of BG Group Australia from 2010 to 2016, where he established the QGC venture and was responsible for all aspects of finance, contracting, IT and logistic services, including aviation, fleet and construction camps. This role spanned from set up of the BG Group Australia business, through project execution of the QCLNG mega-project and into steady-state operations. Prior to joining BG Group in 2010, Mr. Connolly spent 13 years at BHP working across a variety of finance and commercial roles across sectors including iron ore, oil and gas, steel manufacture and IT in Australia, the United Kingdom and the United States. Mr. Connolly holds a Bachelor of Business (Accounting) from Queensland University of Technology and is a Fellow of CPA (Australia). The Partnership believes that Mr. Connolly’s extensive financial and international experience makes him well qualified to serve as a director.

Mr. Connolly was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Mr. Connolly that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

	By:	Shell Midstream Partners GP LLC, its general partner

	By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: December 16, 2020